SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                  November 3, 2004 (October 29, 2004)

Illini Corporation

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

0-13343	37-1135429

(Commission File Number)	(IRS Employer Identification No.)

3200 West Iles Avenue Springfield, Illinois	62707

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                                                   (217) 787-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Item 1.02     Termination of a Material Definitive Agreement.

Item 3.03     Material Modification to Rights of Security Holders.

     On October 29, 2004, the Board of Directors of Illini Corporation (the “Company”) announced that effective at the close of business in November 9, 2004, it has ordered the redemption of all common stock purchase rights granted pursuant to that certain Rights Agreement between the Company and Illinois Stock Transfer Company dated June 20, 1997, as amended (the “1997 Rights Agreement”), for a redemption price of $0.01 per right, thereby terminating the 1997 Rights Agreement.

     Also on October 29, 2004, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding Common Share, par value $0.01 per share (the “Common Shares”), of the Company. The dividend is payable to the stockholders of record at the close of business on November 9, 2004, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in some circumstances, with respect to Common Shares issued after the Distribution Date. The Board of Directors of the Company adopted a new Rights Agreement (the “Rights Agreement”), dated as of October 29, 2004 between the Company and Illinois Stock Transfer Company (the “Rights Agent”), pursuant to which the Rights are issued. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the “Preferred Shares”), of the Company at a price of $130.00 per one one-hundredth of a Preferred Share, subject to adjustment. The Rights are not exercisable until the earlier to occur of (1) the close of business on the twentieth day after the first date of public announcement that a person or group of affiliated or associated persons, other than the Company, any subsidiary, or an employee benefit plan of the Company or one of its subsidiaries, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Voting Shares (except pursuant to a Permitted Offer, as defined below, specified acquisitions of Common Shares by the Company, specified inadvertent acquisitions, and specified acquisitions specifically permitted by the Company’s Board of Directors); or (2) the close of business on the twentieth day (or such later date as the Company’s Board of Directors may determine) after the commencement of, or a public announcement of an intention to commence (which tender offer is not terminated within such twenty days), a tender or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as defined below), the earlier of such dates being called the “Distribution Date.” A person or group whose acquisition of Voting Shares causes a Distribution Date pursuant to clause (1) above is an “Acquiring Person.” The first date of public announcement that a person or group has become an Acquiring Person is the “Shares Acquisition Date.” Ernest H. Huls (deceased), together with all of his Family Members and Family Entities and related Charitable Organizations (as such terms are defined in the Rights Agreement) will not be deemed to be Acquiring Persons as long as all such persons beneficially own in the aggregate no more than 30% of the Voting Stock of the Company.

     In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company’s directors determines to be adequate and in the best interests of the Company and its stockholders, other than such Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right will, commencing on the Distribution Date and ending on the Final Expiration Date, have the right (the “Flip-In Right”) to receive upon exercise, at the then current exercise price of the Right, that number of Common Shares (or, in certain circumstances, one one-hundredth of a Preferred Share) having an average market value during a specified time period equal to two times the exercise price of such Right. Notwithstanding the foregoing, following the occurrence of a person becoming an Acquiring Person, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void. In other words, the Rights holders, other than the Acquiring Person and certain others, may purchase Common Shares (or, in certain circumstances, Preferred Shares) at a 50% discount.

     Alternatively, in the event that, at any time on or following the Shares Acquisition Date, (1) the Company is a party to a merger or statutory share exchange in which the holders of all of the outstanding Common Shares immediately before the consummation of the transaction are not the holders of all of the surviving corporation’s voting power, or (2) more than 50% of the Company’s assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any affiliate or associate or any other person in which such Acquiring Person, affiliate or associate has an interest or any person acting on behalf of or in concert with such Acquiring Person, affiliate or associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights that have been voided as set forth above) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise, at the then current exercise price of the Right, common shares of the acquiring or surviving company having an average market value during a specified time period equal to two times the exercise price of the Right. In other words, the Rights holders, other than the Acquiring Person and certain others, may purchase the acquiring or surviving company’s common shares at a 50% discount.

     Further information about the Rights is contained in a Summary of Rights to Purchase Preferred Shares, in a Company press release dated November 1, 2004 announcing the distribution of the Rights, and in a Rights Agreement dated as of October 29, 2004, between Illini Corporation and Illinois Stock Transfer Company, copies of which are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits:

4.	Rights Agreement dated as of October 29, 2004, between Illini Corporation and Illinois Stock Transfer Company, as Rights Agent, incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A (file no. 0-13343) filed with the Securities and Exchange Commission on November 3, 2004.

20.	Summary of Rights to Purchase Preferred Shares, incorporated by reference to Exhibit C to the Rights Agreement, filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A (file no. 0-13343) filed with the Securities and Exchange Commission on November 3, 2004.

99.	Press Release, dated November 1, 2004, announcing the distribution of the Rights.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION (Registrant)
By:	/s/Thomas A. Black
Thomas A. Black, Chairman

Dated: November 3, 2004

EXHIBIT INDEX

Number	Description

4.	Rights Agreement dated as of October 29, 2004, between Illini Corporation and
Illinois Stock Transfer Company, as Rights Agent, incorporated by reference to
Exhibit 1 to the Company’s Registration Statement on Form 8-A (file no. 0-13343)
filed with the Securities and Exchange Commission on November 3, 2004.

20.	Summary of Rights to Purchase Preferred Shares, incorporated by reference to
Exhibit C to the Rights Agreement, filed as Exhibit 1 to the Company’s Registration
Statement on Form 8-A (file no. 0-13343) filed with the Securities and Exchange
Commission on November 3, 2004.

99.	Press Release, dated November 1, 2004, announcing the distribution of the Rights.